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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report dated March 26, 1999 included in this registration statement and to the incorporation by reference in this registration statement of our report dated April 28, 1999 included in The Kroll-O'Gara Company's Form 10-K/A (Amendment No. 2) for the year ended December 31, 1998 and to all references to our firm included in this registration statement.



                                                            ARTHUR ANDERSEN LLP

Cincinnati, Ohio
May 10, 1999